Exhibit 99.1

2012 SECOND QUARTER FLASH REPORT	All Data as of June 30, 2012

PORTFOLIO SUMMARY

Total Assets (a)	$13.0 billion

Total Cash	$211 million

Declared Distributions Since Inception	$2.2 billion

Distributions per Share Since Inception	$3.70

Number of Properties	938

Mortgage, Notes & Margin to Total Assets	56%

Current Annualized Distribution Rate (b)	6.9%

(a) Undepreciated values (total investment) (b) Yield based on $7.22 estimated share price

TOP TEN TENANTS

% of Total
Tenant	Portfolio Income
SunTrust Banks	8.8%
AT&T	6.4%
Citizens Banks	2.8%
Sanofi-Aventis	2.6%
United Healthcare Services	2.6%
C&S Wholesaler Grocers	2.4%
Atlas Cold Storage	2.1%
Stop N Shop	1.6%
Cornell Corrections	1.6%
Best Buy	1.4%

75% of Top 10 Revenue Tenants are Rated Investment Grade

2012 COMPANY HIGHLIGHTS

•       Acquired 5 new upper upscale lodging assets consisting of 2,300 rooms for $393 million

•       As of July 30, 2012, executed an extension of our business manager and property management agreements. The terms of the business manager agreement remained unchanged. Lower fees were negotiated for the property manager agreement, which decreased expenses by $1.0 million on a same-store basis for the first half of the year.

•       Funds from operations (FFO) for the first six months of 2012 totaled $226.7 million, or $0.259 a share, up 11.0% over the same time period in 2011.

NET OPERATING INCOME BREAKDOWN

Total NOI		% Change vs.
	Six Months	Six Months
In millions	Ended 6/30/12	Ended 6/30/11
Retail	$147.2	9.4%
Lodging	$111.2	24.7%
Office	$66.6	(1.0% )
Industrial / Distribution	$40.6	1.9%
Multi-Family	$28.6	11.5%
Total	$394.2	10.5%

Total Same-Store NOI		% Change vs.
	Six Months	Six Months
In millions	Ended 6/30/12	Ended 6/30/11
Retail	$135.0	0.1%
Lodging	$92.6	5.3%
Office	$66.6	(1.0% )
Industrial / Distribution	$39.1	(1.0% )
Multi-Family	$28.6	11.5%
Total	$361.9	1.9%

A program sponsored by

Inland Real Estate Investment Corporation

*Based on undepreciated (total investment) core asset values, which comprise 87% of Total Assets	Lodging Portfolio Marriott Griffin Gate Resort & Spa – Lexington, KY
RETAIL PROPERTY OVERVIEW	409 resort-style rooms with full-service spa and over 60,000 square feet of meeting space located on 163-acre golf course. Multi-Family / Student Housing Portfolio
696 Properties • 22.4 Million Square Feet
• Avage rollover for 2012 to 2016 is less than 9 percent annually • Pofolio is 93% occupied • Same-store NOI for the quarter remained consistent over prior year	University House – University of Central Florida

LODGING PROPERTY OVERVIEW
100 Properties •17,899 Rooms

• Average daily rate increased to $127 for the first 6 months of 2012, up from $121 for the same time period last year. • Same-store revenue grew 4.4% for the first half of the year.

OFFICE PROPERTY OVERVIEW
43 Properties • 10.2 Million Square Feet	Premier student housing community with cutting-edge amenities, including fully furnished apartments, a fitness center, a multimedia lounge, and swimming pool with cabanas.
• Portfolio is 92% occupied • Average rollover for 2012 to 2016 is less than 10 percent annually

INDUSTRIAL PROPERTY OVERVIEW	CONTACT Inland Investor Services custserv@inland-investments.com 800.826.8228 www.inlandamerican.com
73 Properties • 15.4 Million Square Feet
• Portfolio occupancy is 91% • Average rollover for 2012 to 2016 is less than 8 percent annually

MULTI-FAMILY PROPERTY OVERVIEW

This material is neither an offer to sell nor a solicitation of an offer to buy any security. Consult Inland American’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of the specific risks. The companies depicted in the photographs herein may have proprietary interests in their trade names and trademarks and nothing herein shall be considered to be an endorsement, authorization, or approval of Inland American by the companies. Further, none of these companies are affiliated with the Inland American in any manner. The Inland name and logo are registered trademarks being used under license.

26 Properties • 9,563 units

•   Portfolio is 92% occupied with rents up 3.3% for the first half of 2012.

•   Our University of Central Florida property was opened on time, and under budget. The 995 beds are 100% leased.